UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs, CO 80906

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to Form 8-K is being filed to correct Amendment No. 1 to Form 8-K filed on November 16, 2011 in which portions of the text were inadvertently omitted from the filing on EDGAR due to a technical error.

The information below contains the omitted text.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 22, 2011, Gold Resource Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of voting at the 2011 annual meeting of shareholders of the Company held on June 21, 2011 (the “Annual Meeting”) with respect to election of directors, an advisory vote on executive compensation (“say-on-pay”), an advisory vote on the frequency of the say-on-pay vote and appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2011.

As reported in the Original 8-K, a majority of the shares that voted at the Annual Meeting on the non-binding advisory vote regarding the frequency of future say-on-pay votes voted for the Company to hold such votes on executive compensation every three (3) years. In light of this result, and after consideration by the Compensation Committee of the Board of Directors, the Committee has determined that the Company will hold future non-binding, advisory votes on executive compensation every three years until the next required non-binding advisory vote on the frequency of such votes on executive compensation.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: December 9, 2011

	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	Chief Executive Officer